Exhibit No. 99

For Immediate Release

REGIS REPORTS IMPROVED SECOND QUARTER 2018 RESULTS

Second Quarter Diluted Earnings Per Share From Continuing Operations of $0.83, Which Includes A One-Time, Non-Cash Benefit Of Recently Passed Federal Tax Reform Legislation; Second Quarter Adjusted Diluted Earnings Per Share Of $0.06 Increased $0.02 Versus Prior Year

Adjusted EBITDA of $18.2 million is $1.0 million, or 6.0% Favorable Year-Over-Year;
Year-To-Date Adjusted EBITDA of $42.1 million Increased $2.2 million, or 5.5% Year-Over-Year

During the Quarter, the Company Executed Upon Two Major Transformative Events -
The Sale and Subsequent Franchising of Substantially All of Its Mall-Based Salons and U.K. Businesses and the Restructuring of its Company-Owned SmartStyle® Portfolio By Committing to Close Approximately 597 Cash Flow Negative Salons

	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2017	2016(1)	2017	2016(1)
Consolidated Revenue	$308,515	$315,249	$618,388	$634,080
Consolidated Same-Store Sales Comps	(0.7)%	(2.5)%	(0.2)%	(1.1)%

Net Income From Continuing Operations	$39,321	$982	$50,113	$6,722
Diluted Earnings per Share From Continuing Operations	$0.83	$0.02	$1.07	$0.14
EBITDA	$(16,622)	$13,299	$(20,372)	$33,592

As Adjusted(2)
Net Income, as Adjusted	$2,886	$1,655	$7,598	$7,395
Diluted Earnings per Share, as Adjusted	$0.06	$0.04	$0.16	$0.16
EBITDA, as Adjusted	$18,198	$17,173	$42,135	$39,925
____________________________________

(1)	Amounts for fiscal year 2017 have been recast to account for mall-based business and International segment as discontinued operations.
(2)    See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, February 1, 2018 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is owning, operating and franchising hair salons, today reported second fiscal quarter 2018 net income from continuing operations of $39.3 million, or $0.83 per diluted share as compared to net income from continuing operations of $1.0 million, or $0.02 per diluted share in the second fiscal quarter of 2017. The Company’s reported results include $68.9 million of non-cash, one-time, tax benefits related to the enactment of the Tax Cuts and Jobs Act ("Tax Reform"), partially offset by $37.6 million of one-time lease termination and other non-recurring costs associated with the recently announced restructuring of the Company's SmartStyle® salon portfolio, and $3.5 million of other discrete costs. Excluding these tax benefits, restructuring charges, discrete items, and the loss from discontinued operations, the Company reported second quarter 2018 as adjusted net income of $2.9 million, or $0.06 earnings per diluted share versus net income of $1.7 million, or $0.04 earnings per diluted share, for the same period last year.

Total revenue in the quarter of $308.5 million decreased $6.7 million, or 2.1%, year-over-year driven primarily by the closure, or re-franchising of 448 salons. Second quarter adjusted EBITDA of $18.2 million was $1.0 million, or 6.0% favorable year-over-year.

On a full year basis, the Company reported net income from continuing operations of $50.1 million, or $1.07 per diluted share as compared to net income from continuing operations of $6.7 million, or $0.14 per diluted share in the prior year. On an adjusted basis, EBITDA of $42.1 million increased $2.2 million, or 5.5% versus the same period last year.

Hugh Sawyer, President and Chief Executive Officer, commented, "Restructuring the non-performing elements of our company-owned salon portfolio in order to focus on the performing core, and the growth of our franchise business, has been a key element of our strategy.” Mr. Sawyer continued, “The second quarter represents an important milestone where we substantially completed the restructuring phase of our strategic transformation and operational turnaround. Moreover, we are pleased to report initial signs of progress in both our quarterly and year-over-year adjusted EBITDA results.”

Sale of Company’s Mall-based Salons and U.K. Business
In October 2017, after a comprehensive process, the Company reached the strategic conclusion to sell, and subsequently franchise, substantially all of its mall-based salon business in North America, representing 858 salons, and substantially all of its International segment, representing approximately 250 salons in the U.K. This transaction clarified the Company's strategy by focusing its company-owned salon portfolio in North America on the value segment. At the same time, this outcome was consistent with the Company's previously stated strategic imperative to accelerate the growth of its franchise portfolio.

Due to this transaction, the Company has classified the results of its mall-based business and its International segment as discontinued operations for all periods presented in the Condensed Consolidated Statement of Operations. Included within discontinued operations are the impairment charges, results of operations, and professional fees associated with the transaction, for the three and six months ended December 31, 2017. The operations of the mall-based business and International segment, which were previously recorded in the North American Value, North American Premium and International reporting segments, have been eliminated from ongoing operations of the Company. The new Company-owned segment is comprised of its SmartStyle®, Supercuts® and Signature Style® concepts.

Restructuring of Company-Owned SmartStyle® Portfolio
In December 2017, the Company committed to close 597 non-performing Company-owned SmartStyle® salons in January 2018. The 597 non-performing salons generated negative cash flow of approximately $15 million during the twelve months ended September 30, 2017. The action delivers on the Company's commitment to restructure its salon portfolio to improve shareholder value and position the Company for long-term growth. The Company anticipates this action will allow the Company to reallocate capital and human resources to strategically grow its remaining SmartStyle® salons with creative new offerings.

As part of the agreement, the Company recorded a net $24.0 million charge to rent expense in the second quarter driven primarily by $27.3 million of one-time lease termination and other related closure costs, partially offset by a $3.3 million reversal of deferred rent for the impacted salons. The Company also committed to return the salons to its pre-occupancy condition, or “modified white boxes”, and recorded $7.5 million in depreciation expense. Additionally, as part of the closures, the Company recorded inventory and fixed asset impairments of $0.6 million and $5.4 million, respectively.

Second Quarter Segment Results
Company-Owned Salons

	Three Months Ended December 31,		(Decrease) Increase	Six Months Ended December 31,		(Decrease) Increase
(Dollars in millions) (1)	2017	2016(2)		2017	2016(2)

Total Revenue	$280.0	$296.2	(5.5)%	$568.7	$595.6	(4.5)%
Same-Store Sales Comps	(0.7)%	(2.5)%	180 bps	(0.2)%	(1.1)%	90 bps
Year-over-Year Ticket change	2.5%			3.0%
Year-over-Year Traffic change	(3.2)%			(3.2)%

Gross Profit, as Adjusted(3)	117.7	116.3	1.2%	242.1	239.5	1.1%
as a percent of revenue	42.0%	39.2%	280 bps	42.6%	40.2%	240 bps

EBITDA, as Adjusted	26.5	26.9	(1.2)%	59.8	59.9	(0.2)%
as a percent of revenue	9.5%	9.1%	40 bps	10.5%	10.1%	40 bps
____________________________________

(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2017 have been revised for discontinued operations due to the October sale of the mall-based business and the International segment.

(3)	Gross profit, as Adjusted, excludes depreciation and amortization.

Second quarter revenue for the Company-owned salon segment decreased 5.5% versus the prior year to $280.0 million. The year-over-year decline in revenue was driven by the closure of unprofitable salons, the refranchising of salons, and a decrease in same-store sales of 0.7% partially offset by increase in average ticket and a favorable foreign currency impact in the Company’s Canadian business.
Second quarter adjusted EBITDA of $26.5 million declined $0.3 million, or 1.2% versus the same period last year driven primarily by same-store sales declines and investments in a strategic digital marketing campaign, partially offset by the closing of unprofitable salons, benefits from the Company's strategic initiative plan, and a one-time benefit related to the discontinuance of a limited loyalty program test.

Franchise Operations

	Three Months Ended December 31,		Increase (Decrease)	Six Months Ended December 31,		Increase (Decrease)
(Dollars in millions) (1)	2017	2016(2)		2017	2016(2)

Total Revenue	$28.6	$19.0	50.2%	$49.6	$38.4	29.2%

EBITDA, as Adjusted	9.8	8.2	19.5%	19.6	16.7	17.2%
as a percent of revenue	34.3%	43.1%	(880) bps	39.4%	43.5%	(410) bps
____________________________________

(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2017 have been revised for discontinued operations due to the October sale of the mall-based business and the International segment.

Second quarter Franchise revenue was $28.6 million, a $9.5 million, or 50.2%, increase compared to the prior year quarter. Royalties and fees were $13.5 million, a $2.1 million, or 18.2% increase versus the same period last year. Royalties increased 9.9% driven primarily by positive same-store revenue and increased franchise salon counts. Initial franchise fees increased $1.2 million as the Company opened, or converted, a net 108 franchised locations in the quarter as compared to 41 in the prior year quarter. Franchise adjusted EBITDA of $9.8 million improved $1.6 million, or 19.5% year-over-year.

Other Company Updates
Consolidated Year-Over-Year General & Administrative ("G&A") Comparability
The Company announced during the first fiscal quarter a realignment of its field leadership team by brand. An outcome of this reorganization is that the costs associated with senior district leaders have been moved out of cost of goods sold and site operating expense, where the expense has historically been recorded, and into G&A. The Company notes that this change does not impact the overall consolidated results but does result in an $8.9 million decrease in cost of goods sold and site expense, and a corresponding $8.9 million increase to G&A this quarter, when compared to the comparable period last year. On a year-to-date basis, this reclassification of expenses decreased cost of goods sold and site expense, and had a corresponding increase to G&A, of $15.1 million versus the same period last year.

Transformational Strategy Update
The Company continued to make progress implementing its transformational strategy and operational turnaround initiatives focused on improving the performance of company-owned salons, while at the same time accelerating the growth of its franchise portfolio. During the quarter, the Company:

•
Closed on a transaction to sell, and subsequently franchise, substantially all of its mall-based salon business in North America and substantially all of its International segment. This transaction moved approximately 1,100 salons from the company-owned segment to the franchise segment.

•	Committed to closing 597 non-performing, cash flow negative Company-owned SmartStyle® salons in January 2018.

•
Executed a number of operational initiatives, building on its previously discussed 120-day plan, to help stabilize performance and establish a platform for longer-term revenue and earnings growth in Company-owned salons. The Company estimates the initiatives delivered benefit in a range of $7.0 million to $9.0 million in the second quarter of fiscal 2018.

•	Initiated a review of non-core, non-essential, G&A costs associated with the Company’s field and corporate restructuring efforts.

•	Announced its industry-exclusive agreement with LSMx, a Buxton local store marketing application. Buxton is a leading customer analytics provider for over 4,000 retailers. The Company currently intends to use LSMx, and its advanced customer data insights, to drive hyper-local, targeted marketing for its corporate and franchise salons.

•
Entered into an industry-exclusive, multi-year sponsorship with Major League Baseball ("MLB") for the Supercuts® brand. The Supercuts® sponsorship will be implemented throughout MLB’s core marketing platforms including broadcast, digital, mobile and social.

•
Greatly reduced the complexity of the service offerings in its SmartSyle® portfolio with the introduction of “Everyday Simple Pricing” while also introducing a new “Express Haircut” service targeted toward male guests who shop at Walmart®.

Tax Update
As a result of the recently enacted Tax Reform, the Company recognized a one-time, non-cash, tax benefit of $68.9 million in the quarter related to impacts on its deferred tax assets and liabilities. The reduction in U.S. Federal corporate income tax rates, and a change in the net operating loss rules, were the primary drivers of this benefit.

Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations". A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.

Earnings Webcast
Regis Corporation will host a conference call via webcast discussing second quarter results today, February 1, 2018, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (800) 239-9838 and entering access code 6862837. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 6862837.

About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of December 31, 2017, the Company owned, franchised or held ownership interests in 8,883 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts®, SmartStyle®, MasterCuts®, Regis Salons®, Sassoon®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:
http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

CONTACT: REGIS CORPORATION:
Paul Dunn

VP, Finance and Investor Relations, 952-947-7915

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of certain salons to franchisees; the ability of the Company to maintain a satisfactory relationship with Walmart; the success of The Beautiful Group, our largest franchisee; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to manage cyber threats and protect the security of sensitive information about our guests, employees, vendors or Company information; reliance on information technology systems; reliance on external vendors; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; consumer shopping trends and changes in manufacturer distribution channels; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; ability to attract and retain key management personnel; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except share data)

	December 31, 2017	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$163,300	$171,044
Receivables, net	31,895	19,683
Inventories	87,347	98,392
Other current assets	47,814	48,114
Current assets held for sale	—	32,914
Total current assets	330,356	370,147

Property and equipment, net	109,448	123,281
Goodwill	417,709	416,987
Other intangibles, net	11,416	11,965
Other assets	52,958	61,756
Noncurrent assets held for sale	—	27,352
Total assets	$921,887	$1,011,488

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,738	$54,501
Accrued expenses	107,198	110,435
Current liabilities related to assets held for sale	—	13,126
Total current liabilities	159,936	178,062

Long-term debt, net	121,096	120,599
Other noncurrent liabilities	112,284	197,374
Noncurrent liabilities related to assets held for sale	—	7,232
Total liabilities	393,316	503,267
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 46,688,423 and 46,400,367 common shares at December 31, 2017 and June 30, 2017, respectively	2,335	2,320
Additional paid-in capital	216,301	214,109
Accumulated other comprehensive income	11,789	3,336
Retained earnings	298,146	288,456

Total shareholders’ equity	528,571	508,221

Total liabilities and shareholders’ equity	$921,887	$1,011,488

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three and Six Months Ended December 31, 2017 and 2016
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Service	$223,214	$235,609	$458,773	$478,700
Product	71,816	68,229	132,756	131,945
Royalties and fees	13,485	11,411	26,859	23,435
	308,515	315,249	618,388	634,080
Operating expenses:
Cost of service	134,850	151,193	274,686	301,990
Cost of product	39,864	34,584	70,026	65,399
Site operating expenses	32,119	32,638	65,422	65,283
General and administrative	48,592	36,695	83,758	72,611
Rent	65,473	45,091	107,889	91,324
Depreciation and amortization	24,951	12,646	37,206	24,755
Total operating expenses	345,849	312,847	638,987	621,362

Operating (loss) income	(37,334)	2,402	(20,599)	12,718

Other (expense) income:
Interest expense	(2,169)	(2,153)	(4,307)	(4,316)
Interest income and other, net	2,362	1,452	3,389	1,779

(Loss) income from continuing operations before income taxes	(37,141)	1,701	(21,517)	10,181

Income tax benefit (expense)	76,462	(719)	71,630	(3,459)

Income from continuing operations	39,321	982	50,113	6,722

Loss from discontinued operations, net of taxes	(6,601)	(3,201)	(40,368)	(5,660)

Net income (loss)	$32,720	$(2,219)	$9,745	$1,062

Net income (loss) per share:
Basic:
Income from continuing operations	$0.84	$0.02	$1.07	$0.15
Loss from discontinued operations	(0.14)	(0.07)	(0.86)	(0.12)
Net income (loss) per share, basic (1)	$0.70	$(0.05)	$0.21	$0.02
Diluted:
Income from continuing operations	$0.83	$0.02	$1.07	$0.14
Loss from discontinued operations	(0.14)	(0.07)	(0.86)	(0.12)
Net income (loss) per share, diluted (1)	$0.69	$(0.05)	$0.21	$0.02

Weighted average common and common equivalent shares outstanding:
Basic	46,821	46,327	46,719	46,277
Diluted	47,314	46,774	47,053	46,751
_______________________________________________________________________________

(1)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS) (Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$32,720	$(2,219)	$9,745	$1,062
Foreign currency translation adjustments	(381)	(2,322)	2,301	(4,838)
Reclassification adjustments for losses included in net income (loss)	6,152	—	6,152	—
Comprehensive income (loss)	$38,491	$(4,541)	$18,198	$(3,776)

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REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)
(Dollars in thousands)

	Six Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$9,745	$1,062
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Non-cash impairment related to discontinued operations	25,095	—
Depreciation and amortization	20,492	20,369
Depreciation related to discontinued operations	3,038	7,220
Deferred income taxes	(77,055)	3,297
Gain on life insurance	(7,986)	—
Gain from sale of salon assets to franchisees, net(1)	(18)	(121)
Salon asset impairments	16,714	4,386
Accumulated other comprehensive income reclassification adjustments	6,152	—
Stock-based compensation	4,618	4,400
Amortization of debt discount and financing costs	703	703
Other non-cash items affecting earnings	(104)	64
Changes in operating assets and liabilities, excluding the effects of asset sales	(13,647)	(13,775)
Net cash (used in) provided by operating activities	(12,253)	27,605

Cash flows from investing activities:
Capital expenditures	(13,773)	(15,510)
Capital expenditures related to discontinued operations	(1,171)	(2,893)
Proceeds from sale of assets to franchisees(1)	2,696	335
Change in restricted cash	(542)	738
Proceeds from company-owned life insurance policies	18,108	—
Net cash provided by (used in) investing activities	5,318	(17,330)

Cash flows from financing activities:
Taxes paid for shares withheld	(2,039)	(1,113)
Cash settlement of equity awards	(375)	—
Net cash used in financing activities	(2,414)	(1,113)

Effect of exchange rate changes on cash and cash equivalents	253	(866)

(Decrease) increase in cash and cash equivalents	(9,096)	8,296

Cash and cash equivalents:
Beginning of period	171,044	147,346
Cash and cash equivalents included in current assets held for sale	1,352	—
Beginning of period, total cash and cash equivalents	172,396	147,346
End of period	$163,300	$155,642
_____________________________
(1)    Excludes transaction with The Beautiful Group.

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SAME-STORE SALES (1):

	For the Three Months Ended
	December 31, 2017			December 31, 2016
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(2.5)	0.5	(1.5)	(1.5)	(3.8)	(2.3)
Supercuts	2.1	(4.8)	1.4	(0.4)	(7.1)	(1.1)
Signature Style	(1.0)	(3.4)	(1.3)	(3.3)	(6.3)	(3.7)
Consolidated	(0.7)%	(0.8)%	(0.7)%	(1.9)%	(4.7)%	(2.5)%

	For the Six Months Ended
	December 31, 2017			December 31, 2016
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(0.8)	0.4	(0.5)	(0.5)	(2.3)	(1.1)
Supercuts	2.3	(5.3)	1.6	0.4	(4.2)	—
Signature Style	(0.6)	(4.4)	(1.1)	(1.8)	(2.8)	(1.9)
Consolidated	0.1%	(1.2)%	(0.2)%	(0.7)%	(2.6)%	(1.1)%
____________________________________

(1) Same-store sales are calculated on a daily basis as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date same-store sales are the sum of the same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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REGIS CORPORATION (NYSE: RGS)
System-wide location counts

	December 31, 2017	June 30, 2017
COMPANY-OWNED SALONS:

SmartStyle/Cost Cutters in Walmart Stores (1)	2,497	2,652
Supercuts	954	980
Signature Style	1,414	1,468
Mall locations (Regis and MasterCuts)	—	898
Total North American Salons	4,865	5,998
Total International Salons (2)	—	275
Total Company-owned Salons	4,865	6,273
as a percent of total Company-owned and Franchise salons	55.3%	70.3%

FRANCHISE SALONS:

SmartStyle in Walmart Stores	210	62
Cost Cutters in Walmart Stores	116	114
Supercuts	1,730	1,687
Signature Style	754	770
Total non-mall franchise locations	2,810	2,633
Mall franchise locations (Regis and MasterCuts)	849	—
Total North American Salons	3,659	2,633
Total International Salons (2)	270	13
Total Franchise Salons	3,929	2,646
as a percent of total Company-owned and Franchise salons	44.7%	29.7%

OWNERSHIP INTEREST LOCATIONS:

Equity ownership interest locations	89	89

Grand Total, System-wide	8,883	9,008
____________________________________

(1)	In January 2018, the Company closed 597 non-performing Company-owned SmartStyle salons.

(2)	Canadian and Puerto Rican salons are included in the North American salon totals.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income, net income, net income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three and six months ended December 31, 2017 and 2016:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•	SmartStyle restructuring costs.

•	Severance expense for former executive officers.

•	Professional fees.

•	Executive transition costs.

•	Gain on life insurance proceeds.

•	Goodwill derecognition.

•	Impact of tax reform.

•	Discontinued operations.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(unaudited)

Reconciliation of U.S. GAAP operating (loss) income and net income (loss) to equivalent non-GAAP measures
		Three Months Ended December 31,		Six Months Ended December 31,
	U.S. GAAP financial line item	2017	2016	2017	2016
U.S. GAAP revenue		$308,515	$315,249	$618,388	$634,080

U.S. GAAP operating (loss) income		$(37,334)	$2,402	$(20,599)	$12,718

Non-GAAP operating adjustments (1)
SmartStyle restructuring costs	Cost of product	585	—	585	—
Severance	General and administrative	2,295	—	2,828	—
Professional fees	General and administrative	806	673	1,636	673
Executive transition costs	General and administrative	146	—	418	—
SmartStyle restructuring costs	General and administrative	117	—	117	—
Gain on life insurance proceeds	General and administrative	—	—	(7,986)	—
SmartStyle restructuring costs, net	Rent	23,999	—	23,999	—
SmartStyle restructuring costs	Depreciation and amortization	12,880	—	12,880	—
Non-GAAP operating adjustments		40,828	673	34,477	673
Non-GAAP operating income (1)		$3,494	$3,075	$13,878	$13,391

U.S. GAAP net income (loss)		$32,720	$(2,219)	$9,745	$1,062

Non-GAAP net (loss) income adjustments:
Non-GAAP operating adjustments		40,828	673	34,477	673
Goodwill derecognition	Interest income and other, net	271	—	542	—
Tax impact of non-GAAP adjustments (2)	Income taxes	(8,631)	—	(8,631)	—
Impact of tax reform	Income taxes	(68,903)	—	(68,903)	—
Discontinued operations	Loss from discontinued operations, net of tax	6,601	3,201	40,368	5,660
Total non-GAAP net income adjustments		(29,834)	3,874	(2,147)	6,333
Non-GAAP net income		$2,886	$1,655	$7,598	$7,395
____________________________________
Notes:

(1)
Adjusted operating margins for the three months ended December 31, 2017, and 2016, were 1.1% and 1.0%, respectively, and were 2.2% and 2.1% for the six months ended December 31, 2017, and 2016, respectively, and are calculated as non-GAAP operating income divided by U.S. GAAP revenue for each respective period.

(2)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 21% for the three months ended December 31, 2017, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 were not tax effected as a result of the valuation allowance. As a result of the valuation allowance, non-GAAP adjustments were not tax effected for the three and six months ended December 31, 2016.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net income (loss) per diluted share to non-GAAP net income per diluted share
	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
U.S. GAAP net income (loss) per diluted share	$0.692	$(0.047)	$0.207	$0.023
SmartStyle restructuring costs, net (1)	0.628	—	0.631	—
Severance (1)	0.038	—	0.050	—
Professional fees (1)	0.013	0.014	0.031	0.014
Executive transition costs (1)	0.002	—	0.008	—
Gain on life insurance proceeds (1)	—	—	(0.170)	—
Goodwill derecognition (1)	0.005	—	0.010	—
Impact of tax reform	(1.456)	—	(1.464)	—
Discontinued operations, net of tax	0.140	0.068	0.858	0.121
Non-GAAP net income per diluted share (2)	$0.061	$0.035	$0.161	$0.158

U.S. GAAP Weighted average shares - basic	46,821	46,327	46,719	46,277
U.S. GAAP Weighted average shares - diluted	47,314	46,774	47,053	46,751
`
____________________________________
Notes:

(1)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 21% for the three months ended December 31, 2017, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 were not tax effected as a result of the valuation allowance. As a result of the valuation allowance, non-GAAP adjustments were not tax effected for the three and six months ended December 31, 2016.

(2)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

REGIS CORPORATION
Summary of Pre-Tax, Income Taxes and Net Income Impact for Q2 FY18 Discrete Items
(Dollars in thousands)
(Unaudited)

	Pre-Tax	Income Taxes	Net Income
SmartStyle restructuring costs	$37,581	$(7,891)	$29,690
Severance	2,295	(483)	1,812
Professional fees	806	(169)	637
Executive transition costs	146	(31)	115
Goodwill derecognition	271	(57)	214
Impact of tax reform	—	(68,903)	(68,903)
	$41,099	$(77,534)	$(36,435)

Discontinued operations, net of tax	$—	$—	$6,601

Total	$41,099	$(77,534)	$(29,834)

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and six months ended December 31, 2017 and 2016, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items, impact of tax reform and the SmartStyle restructuring costs included within depreciation and amortization are already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended December 31, 2017
	Company-owned	Franchise	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$(20,211)	$9,703	$43,228	$32,720
Interest expense, as reported	—	—	2,169	2,169
Income taxes, as reported	—	—	(76,462)	(76,462)
Depreciation and amortization, as reported	22,054	91	2,806	24,951
EBITDA (as defined above)	$1,843	$9,794	$(28,259)	$(16,622)

SmartStyle restructuring costs, net	24,686	—	15	24,701
Severance	—	—	2,295	2,295
Professional fees	—	—	806	806
Executive transition costs	—	—	146	146
Goodwill derecognition	—	—	271	271
Discontinued operations, net of tax	—	—	6,601	6,601
Adjusted EBITDA, non-GAAP financial measure	$26,529	$9,794	$(18,125)	$18,198

	Three Months Ended December 31, 2016
	Company-owned	Franchise	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$16,658	$8,105	$(26,982)	$(2,219)
Interest expense, as reported	—	—	2,153	2,153
Income taxes, as reported	—	—	719	719
Depreciation and amortization, as reported	10,203	89	2,354	12,646
EBITDA (as defined above)	$26,861	$8,194	$(21,756)	$13,299

Professional fees	—	—	673	673
Discontinued operations, net of tax	—	—	3,201	3,201
Adjusted EBITDA, non-GAAP financial measure	$26,861	$8,194	$(17,882)	$17,173

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	Six Months Ended December 31, 2017
	Company-owned	Franchise	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$3,139	$19,399	$(12,793)	$9,745
Interest expense, as reported	—	—	4,307	4,307
Income taxes, as reported	—	—	(71,630)	(71,630)
Depreciation and amortization, as reported	31,948	183	5,075	37,206
EBITDA (as defined above)	$35,087	$19,582	$(75,041)	$(20,372)

SmartStyle restructuring costs, net	24,686	—	15	24,701
Severance	—	—	2,828	2,828
Professional fees	—	—	1,636	1,636
Executive transition costs	—	—	418	418
Gain on life insurance proceeds	—	—	(7,986)	(7,986)
Goodwill derecognition	—	—	542	542
Discontinued operations, net of tax	—	—	40,368	40,368
Adjusted EBITDA, non-GAAP financial measure	$59,773	$19,582	$(37,220)	$42,135

	Six Months Ended December 31, 2016
	Company-owned	Franchise	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$40,124	$16,535	$(55,597)	$1,062
Interest expense, as reported	—	—	4,316	4,316
Income taxes, as reported	—	—	3,459	3,459
Depreciation and amortization, as reported	19,798	179	4,778	24,755
EBITDA (as defined above)	$59,922	$16,714	$(43,044)	$33,592

Professional fees	—	—	673	673
Discontinued operations, net of tax	—	—	5,660	5,660
Adjusted EBITDA, non-GAAP financial measure	$59,922	$16,714	$(36,711)	$39,925

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP gross profit (excluding depreciation and amortization) to adjusted gross profit (excluding depreciation and amortization), a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)
Gross profit
The Company defines gross profit as service and product revenues less cost of service and cost of product, excluding depreciation and amortization. Non-GAAP gross profit is gross profit, as defined by the Company, adjusted for items impacting comparability for each respective period.

	Three Months Ended December 31, 2017
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$223,214	$—	$—	$223,214
Product	56,748	15,068	—	71,816
	279,962	15,068	—	295,030

Cost of service	134,850	—	—	134,850
Cost of product	28,044	11,820	—	39,864
	162,894	11,820	—	174,714

U.S. GAAP gross profit(1)	$117,068	$3,248	$—	$120,316

Non-GAAP gross profit adjustments:
SmartStyle restructuring costs	585	—	—	585
Non-GAAP gross profit(1)	$117,653	$3,248	$—	$120,901
____________________________________
(1)    Gross profit excludes depreciation and amortization.

	Three Months Ended December 31, 2016
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$235,609	$—	$—	$235,609
Product	60,636	7,593	—	68,229
	296,245	7,593	—	303,838

Cost of service	151,193	—	—	151,193
Cost of product	28,783	5,801	—	34,584
	179,976	5,801	—	185,777

U.S. GAAP and Non-GAAP gross profit(1)	$116,269	$1,792	$—	$118,061
____________________________________
(1)    Gross profit excludes depreciation and amortization.

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	Six Months Ended December 31, 2017
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$458,773	$—	$—	$458,773
Product	109,966	22,790	—	132,756
	568,739	22,790	—	591,529

Cost of service	274,686	—	—	274,686
Cost of product	52,491	17,535	—	70,026
	327,177	17,535	—	344,712

U.S. GAAP and Non-GAAP gross profit(1)	$241,562	$5,255	$—	$246,817

Non-GAAP gross profit adjustments:
SmartStyle restructuring costs	585	—	—	585
Non-GAAP gross profit(1)	$242,147	$5,255	$—	$247,402
____________________________________
(1)    Gross profit excludes depreciation and amortization.

	Six Months Ended December 31, 2016
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$478,700	$—	$—	$478,700
Product	116,949	14,996	—	131,945
	595,649	14,996	—	610,645

Cost of service	301,990	—	—	301,990
Cost of product	54,130	11,269	—	65,399
	356,120	11,269	—	367,389

U.S. GAAP and Non-GAAP gross profit(1)	$239,529	$3,727	$—	$243,256
____________________________________
(1)    Gross profit excludes depreciation and amortization.

REGIS CORPORATION
Reconciliation of reported U.S. GAAP revenue change to same-store sales
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Revenue decline, as reported (U.S. GAAP)	(2.1)%	(2.2)%	(2.5)%	(1.7)%
Effect of new stores and conversions	(0.6)	(0.5)	(0.6)	(0.5)
Effect of closed salons	4.8	1.5	4.2	1.7
Franchise	(2.5)	0.1	(1.5)	—
Foreign currency	(0.4)	—	(0.3)	—
Other	0.1	(1.4)	0.5	(0.6)
Same-store sales, non-GAAP	(0.7)%	(2.5)%	(0.2)%	(1.1)%

– end –